Exhibit 10.33

* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO MEMORANDUM OF UNDERSTANDING AND IP ASSIGNMENT

This Amendment (“Amendment”) to the Memorandum of Understanding, dated as of December 31, 2018,  between pdvWireless, Inc. (“pdvWireless”), and TeamConnect, LLC (“TeamConnect”) (the “MoU”) and IP Assignment, Software Support, and Development Services Agreement between pdvWireless and TeamConnect dated as of January 7, 2019 (“IP Assignment”),  is made effective as of March 31, 2019  (the “Amendment Effective Date”).    The parties wish to amend the MoU and IP Assignment in accordance with the terms and conditions thereof and agree that the MoU and IP Assignment are hereby amended as set forth below. Unless defined in this Amendment, defined terms shall have the meaning set forth in the MoU and IP Assignment.

1.	The following sentence is hereby added to the end of Section 2 of the MoU:
a.	“The parties agree that the execution of the Operating Agreement will take place between April 1, 2019 and April 30, 2019.”
2.	The Closing Date shall be January 7, 2019.
3.	The IP Assignment shall be amended as follows:
a.	Section 1.1 of the IP Assignment is hereby amended and restated as follows
i.

“1.1"Billed Revenue" means any recurring revenue in the form of any money or  other consideration received or recognized by Assignor from pdvConnect Customers, excluding the Wireless Carrier Billed Customers.  Billed Revenue does not include taxes or other fees assessed, collected or otherwise imposed by a governmental authority.

b.	The following defined term is hereby added to Section 1 of the IP Assignment:
i.	“1.6Wireless Carrier Billed Customers means all pdvConnect Customers who are billed by [*] (the “Wireless Carriers”).”

c.	The last sentence of Section 3.2 of the IP Assignment is hereby deleted and replaced with the following:
i.

“As of April 1, 2019, Assignee will begin providing customer care services with respect to the pdvConnect Application to all pdvConnect Customers (“pdvConnect Customer Services”).  Assignor will continue to provide billing and collections services for the pdvConnect Customers during the term of this Agreement.”

d.	Section 4.1 of the IP Assignment is hereby amended and restated as follows:
i.

“4.1 Intellectual Property Assignment.  Subject to and conditioned upon the software licenses granted by Assignor to Goosetown under the Goosetown Acquisition Agreement (“Goosetown Licenses”), Assignor shall assign to Assignee all intellectual property rights in and to the Supported Applications and the Network Management Software, including as set forth on Exhibit B (the “Assigned Intellectual Property”) as of the date that the parties hereto execute the Operating Agreement.  Assignee hereby agrees to assume, and Assignor agrees to transfer, the Goosetown Licenses as of such date.”

e.	Section 5.3 of the IP Assignment is hereby amended and restated as follows:

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i.

“5.3pdvConnect Customer Services Payments.  In consideration of the pdvConnect Customer Services, Assignee shall receive a percentage of the monthly Billed Revenue.  As of the Effective Date,  Assignor shall pay Assignee 80% of the monthly Billed Revenue received from pdvConnect Customers for forty-eight (48) months after the Effective Date ("pdvConnect Payments"). PdvConnect Payments and the reports set forth in Section 5.4 are due within thirty (30) days of the end of the calendar month in which pdvConnect Customers are billed by Assignor. Once a pdvConnect Customer account is more than sixty (60) days in arrears, no pdvConnect Payment will be due to Assignee unless such pdvConnect Customer subsequently becomes current at which time the pdvConnect Payment obligation will apply to the Billed Revenue during the period of arrears and thereafter. In the event the pdvConnect Customer defaults on the payments due, Assignor shall have the right to offset the amount due to Assignee to recover the prior pdvConnect Payment to Assignee that was never collected by Assignor.    In the event the pdvConnect Customer inadvertently submits payment to the Assignee, the Assignee shall, within one (1) business day of receipt of such payment, provide notice of such payment and at the end of each calendar month, submit the total payments inadvertently made to Assignee to Assignor.”

f.	Section 5.4 of the IP Assignment is hereby amended and restated as follows:
i.

“5.4Reporting.  Within five (5) business days following the close of a calendar month, Assignor shall provide Assignee with the following written reports for the previous calendar month: (a) all Billed Revenue and collections; (b) the costs set forth in Exhibit D; and (c) such other information as Assignee reasonably requests.”

g.	The following is hereby added as Section 5.7 of the IP Assignment:
i.

“5.7Wireless Carrier Payments.  In consideration for Assignee providing pdvConnect Customer Services to Wireless Carrier Billed Customers, as of the Effective Date, Assignor shall pay Assignee a percentage share (as set forth below) of the net recurring revenue that Assignor receives directly from the Wireless Carriers (the “Wireless Carrier Revenue”).  Assignor shall, within thirty (30) days of receipt of the billing report from the Wireless Carriers, estimate the monthly Wireless Carrier Revenue for such month, and shall pay to Assignee eighty percent (80%) of the estimated monthly Wireless Carrier Revenue (the “WC Payment”).  When the Wireless Carrier Revenue is received from the Wireless Carriers, Assignor shall, within thirty (30) days of receipt, apply any adjustment from the estimated amount paid to the actual Wireless Carrier Revenue received.  In the event of a negative adjustment, Assignor will true-up the WC Payment to the correct amount of eighty percent (80%) of the actual received monthly Wireless Carrier Revenue.  In the event of a positive adjustment, Assignor will submit an invoice to Assignee for reimbursement of the overpayment amount.  The WC Payments and subsequent adjustments will continue in effect for as long as Assignor maintains contracts with the Wireless Carriers. If Assignee converts a Wireless Carrier Billed Customer to a pdvConnect Customer, such customer shall no longer be subject to the WC Payment.”

h.	The following is hereby added as Section 5.8 of the IP Assignment:
i.

“5.8 Proration.  All pdvConnect Payments and WC Payments shall be prorated accordingly for the month of January 2019 beginning on the Effective Date, and thereafter shall be made on a monthly basis in accordance with Section 5.3 and Section 5.7 of the IP Assignment.”

i.	The following is hereby added as Section 5.9 of the IP Assignment:

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i.

“Supported Applications in [*] Markets. With respect to customers in the geographic markets of [*] attached hereto as Exhibit A (“[*] Customers”) who also use Supported Applications,  Assignee shall charge [*] a wholesale rate for the Supported Applications and [*] will charge the [*] Customers for these Supported Applications.  Assignor’s revenue share on the services for the Supported Applications for the [*]  Customers described in this section will be paid by Assignee and not by [*].”

4.

This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom.  This Amendment shall be integrated in and form part of the MoU and IP Assignment upon execution.  All terms and conditions of the MoU and IP Assignment shall remain unchanged except as modified in this Amendment; and the terms of the MoU and IP Assignment, as modified by this Amendment, are hereby ratified and confirmed.  Where the terms of the MoU and IP Assignment conflict with those of this Amendment, however, the terms of this Amendment shall control.

* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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IN WITNESS WHEREOF, pdvWireless and TeamConnect have caused this Amendment to be executed by their respective, duly authorized officers or representatives, effective as of the Amendment Effective Date.

PDVWIRELESS, INC.:

By:  /s/ Brian D. McAuley

Name: Brian D. McAuley

Title: Chairman

TEAMCONNECT, LLC:

By:  /s/ Joseph Gottlieb

Name: Joseph Gottlieb

Title: Member

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Exhibit A

[*] Markets

[*]

* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED..

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